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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 18, 2002

ARCHON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-9481 (Commission File Number)	88-0304348 (I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 630 Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 732-9120 (Registrant's telephone number, including area code)
None (Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

        The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated December 18, 2002.

Item 9. Regulation FD Disclosure.

        On December 18, 2002, Archon Corporation issued a press release announcing that its Board of Directors has authorized an increase of an additional $1 million in the Company's preferred stock repurchase program. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of December 18, 2002.	ARCHON CORPORATION

By:
/s/ CHARLES W. SANDEFUR Charles W. Sandefur Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 18, 2002.

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX